Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2025 Financial Results

Performance Reflects Continued Loan and Deposit Growth, Stable Credit Quality,

Expanded Revenue and Strong Profitability Metrics

JACKSON, Miss. – October 28, 2025 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $56.8 million in the third quarter of 2025, representing diluted earnings per share of $0.94. Trustmark’s performance during the third quarter produced a return on average tangible equity of 12.84% and a return on average assets of 1.21%. The Board of Directors declared a quarterly cash dividend of $0.24 per share payable December 15, 2025, to shareholders of record on December 1, 2025.

Third Quarter Highlights

•
Loans held for investment (HFI) expanded to $13.5 billion, reflecting diversified growth of 0.6% linked-quarter and 3.4% year-over-year
•
Deposits expanded to $15.6 billion, up 3.4% linked-quarter and 2.6% year-over-year; noninterest-bearing deposits increased 5.9% linked-quarter and 5.7% year-over-year
•
Total revenue grew to $202.4 million, an increase of 1.9% linked-quarter and 5.3% year-over-year
•
Net interest income (FTE) expanded to $165.2 million, up 2.4% linked-quarter and 4.6% year-over-year; net interest margin rose to 3.83% in the third quarter
•
Noninterest expense totaled $130.9 million, an increase of 4.7% linked-quarter and 6.2% year-over-year
•
Provision for credit losses totaled $1.7 million, a decrease of $3.0 million linked-quarter

Duane A. Dewey, President and CEO, stated, “Our momentum continues to build as reflected in Trustmark’s solid financial performance in the third quarter. Diversified loan growth and stable credit quality continued along with cost-effective core deposit growth. Our wealth management business performed well while our mortgage business continued to execute well in a challenging operating environment. We continued to implement organic growth initiatives and make investments to capitalize on opportunities in our marketplace. During the quarter, we added established relationship managers and production talent to accelerate profitable growth in key markets across our franchise. We will continue to add seasoned professionals with proven performance records to supplement our teams and expand and deepen customer relationships. These investments are designed to further enhance our financial performance and create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI increased $83.4 million, or 0.6%, during the quarter and $448.0 million, or 3.4%, year-over-year
•
Deposits increased $515.1 million, or 3.4%, during the quarter and $390.0 million, or 2.6%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.88% and total risk-based capital ratio of 14.33%
•
Repurchased $37.1 million, or approximately 1.0 million shares, of common stock during first nine months of 2025

Loans HFI totaled $13.5 billion at September 30, 2025, reflecting an increase of $83.4 million, or 0.6%, linked-quarter and $448.0 million, or 3.4%, year-over-year. The linked-quarter growth was driven by other real estate secured loans, other loans and leases, commercial and industrial loans, and state and other political subdivision loans, which were offset in part by declines in nonfarm, nonresidential loans and construction, land development and other land loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.6 billion at September 30, 2025, up $515.1 million, or 3.4%, from the prior quarter and $390.0 million, or 2.6%, year-over-year. The linked-quarter increase reflected interest-bearing deposit growth of $329.4 million, or 2.7%, and noninterest-bearing deposit growth of $185.7 million, or 5.9%. Noninterest-bearing deposits represented 21.2% of total deposits at September 30, 2025. Trustmark continued to maintain a strong liquidity position as loans HFI represented 86.7% of total deposits at the end of the third quarter. Interest-bearing deposit costs totaled 2.32% for the third quarter, an increase of 4 basis points linked-quarter while the cost of total deposits was 1.84%, an increase of 4 basis points from the prior quarter.

During the third quarter, Trustmark repurchased $11.0 million, or approximately 280 thousand of its common shares. During the first nine months of 2025, Trustmark repurchased $37.1 million, or approximately 1.0 million common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2025, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2025. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At September 30, 2025, Trustmark’s tangible equity to tangible assets ratio was 9.64%, while the total risk-based capital ratio was 14.33%. Tangible book value per share was $29.60 at September 30, 2025, an increase of 3.0% from the prior quarter and 10.1% from the prior year.

Credit Quality

•
Net charge-offs totaled $4.4 million in the third quarter, including one charge-off on an individually analyzed loan totaling $3.1 million that was reserved for in prior periods; NCOs represented 0.13% of average loans
•
Provision for credit losses was $1.7 million in the third quarter
•
Allowance for credit losses (ACL) represented 1.22% of loans HFI and 239.69% of nonaccrual loans, excluding individually analyzed loans, at September 30, 2025

Nonaccrual loans totaled $84.0 million at September 30, 2025, reflecting an increase of $3.0 million from the prior quarter. Other real estate totaled $8.3 million, reflecting a decrease of $647 thousand from the prior quarter. Collectively, nonperforming assets totaled $92.3 million at September 30, 2025, up $2.3 million from the prior quarter. Nonperforming assets represented 0.67% of loans HFI and loans held for sale (HFS) at September 30, 2025.

The provision for credit losses for loans HFI was $1.4 million in the third quarter and was primarily attributable to loan and lease growth and changes in the macroeconomic forecast partially offset by net changes in the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was $295 thousand in the third quarter, primarily driven by changes in the macroeconomic forecast and an increase in unfunded commitments partially offset by net changes in the qualitative factors. Collectively, the provision for credit losses totaled $1.7 million in the third quarter compared to $4.7 million in the prior quarter and $6.5 million in the third quarter of 2024.

Allocation of Trustmark’s $165.2 million ACL on loans HFI represented 1.00% of commercial loans and 1.95% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.22% at September 30, 2025. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue expanded to $202.4 million in the third quarter, an increase of 1.9% linked-quarter and 5.3% year-over-year
•
Net interest income (FTE) totaled $165.2 million in the third quarter, up 2.4% linked-quarter and 4.6% year-over-year
•
Noninterest income totaled $39.9 million in the third quarter, up 0.1% from the prior quarter and 6.3% year-over-year

Revenue in the third quarter totaled $202.4 million, an increase of 1.9% from the prior quarter and 5.3% year-over-year. The linked-quarter increase reflects growth in net interest income while noninterest income remained stable. The year-over-year increase reflects higher net interest income and noninterest income. Net interest income (FTE) in the third quarter totaled $165.2 million, resulting in a net interest margin of 3.83%, up 2 basis points from the prior quarter. The increase in the net interest margin was primarily due to increases in the yields for the loans HFI and HFS and the securities portfolios partially offset by the increase in the cost of interest-bearing deposits.

Noninterest income in the third quarter totaled $39.9 million, an increase of 0.1%, from the prior quarter and 6.3% year-over-year. Excluding a $272 thousand net loss on sale of bank facilities in the second quarter, noninterest income declined $231 thousand linked-quarter. Linked-quarter increases in service charges on deposit accounts and wealth management were offset in part by declines in bank card and other fees and mortgage banking, net. The year-over-year increase was principally attributable to growth in mortgage banking, wealth management and bank card revenue offset in part by lower other, net and service charges on deposit accounts revenue.

Mortgage loan production in the third quarter totaled $389.4 million, down 8.7% from the prior quarter and 0.7% year-over-year. Mortgage banking revenue totaled $8.2 million in the third quarter, a decrease of $420 thousand, or 4.9%, linked-quarter and an increase of $2.1 million, or 33.7%, year-over-year. The linked-quarter decrease was principally due to lower gain on sales of loans, net and increased net negative hedge ineffectiveness, which was offset in part by increased mortgage servicing income, net. The year-over-year increase was principally attributable to increased gain on sales of loans, net, mortgage servicing revenue and improved net hedge ineffectiveness.

Wealth management revenue in the third quarter totaled $9.8 million, an increase of $160 thousand, or 1.7%, from the prior quarter and $510 thousand, or 5.5%, year-over-year. The linked-quarter growth reflected increased investment services revenue offset in part by lower trust management revenue. The year-over-year growth reflected increased trust management and investment services revenue.

Service charges on deposit accounts totaled $11.3 million in the third quarter, a seasonal increase of $666 thousand, or 6.3%, from the prior quarter and relatively unchanged year-over-year. Bank card and other fees totaled $8.3 million in the third quarter, down $436 thousand, or 5.0%, from the prior quarter and up $387 thousand, or 4.9%, year-over-year. The linked-quarter change is principally due to a seasonal reduction in miscellaneous other fees and along with a decline in customer derivative revenue while the year-over-year increase reflects increased customer derivative revenue.

Noninterest Expense

•
Total noninterest expense increased $5.8 million, or 4.7%, linked-quarter, including approximately $2.3 million in nonroutine items
•
Salaries and employee benefits expense increased $3.2 million, or 4.7%, linked-quarter principally due to annual merit increases and annual incentive accruals
•
Other real estate expense, net increased $1.8 million, which reflects the establishment of a $1.4 million reserve for a single property

Noninterest expense totaled $130.9 million in the third quarter, an increase of $5.8 million, or 4.7%, from the prior quarter and $7.7 million, or 6.2%, year-over-year. Salaries and employee benefits expense totaled $71.5 million in the third quarter, an increase of $3.2 million, or 4.7%, linked-quarter and $4.8 million, or 7.2%, year-over-year. The linked-quarter change is principally due to annual salary merit increases effective as of July 1, increased annual incentive accruals, and the cost of additional customer relationship managers and production talent in key markets associated with corporate strategic initiatives.

Services and fees totaled $28.8 million in the third quarter, an increase of $1.8 million, or 6.6%, linked-quarter and $3.1 million, or 11.9%, year-over-year. Services and fees in the third quarter include approximately $900 thousand in nonroutine items including professional fees related to the conversion to a state banking charter and other corporate strategic initiatives. Net occupancy expense totaled $7.8 million, up $267 thousand, or 3.6%, linked-quarter and $376 thousand, or 5.1%, year-over-year. Total other expense in the third quarter was $16.5 million, an increase of $359 thousand, or 2.2%, linked-quarter and a decrease of $852 thousand, or 4.9%, year-over-year. The linked-quarter change is attributable to increased other real estate expense, net offset in part by lower other miscellaneous expense, FDIC assessment expense and loan expense. The year-over-year decline is attributable to lower FDIC assessment expense and other real estate expense, net offset in part by higher loan expense and other miscellaneous expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 29, 2025, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 12, 2025, in archived format at the same web address or by calling (877) 344-7529, passcode 5434793.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,740,647	$1,745,924	$1,658,999	$(5,277)	-0.3%	$81,648	4.9%
Securities HTM-taxable	1,279,020	1,303,195	1,368,943	(24,175)	-1.9%	(89,923)	-6.6%
Securities HTM-nontaxable	—	—	—	—	n/m	—	n/m
Total securities	3,019,667	3,049,119	3,027,942	(29,452)	-1.0%	(8,275)	-0.3%
Loans (includes loans held for sale)	13,702,038	13,543,505	13,379,658	158,533	1.2%	322,380	2.4%
Other earning assets	389,021	414,733	607,928	(25,712)	-6.2%	(218,907)	-36.0%
Total earning assets	17,110,726	17,007,357	17,015,528	103,369	0.6%	95,198	0.6%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(167,775)	(166,430)	(154,476)	(1,345)	-0.8%	(13,299)	-8.6%
Other assets	1,627,362	1,605,786	1,646,241	21,576	1.3%	(18,879)	-1.1%
Total assets	$18,570,313	$18,446,713	$18,507,293	$123,600	0.7%	$63,020	0.3%

Interest-bearing demand deposits (1)	$7,747,480	$7,682,684	$7,787,639	$64,796	0.8%	$(40,159)	-0.5%
Savings deposits (1)	976,664	989,689	1,006,668	(13,025)	-1.3%	(30,004)	-3.0%
Time deposits	3,439,180	3,313,420	3,393,216	125,760	3.8%	45,964	1.4%
Total interest-bearing deposits	12,163,324	11,985,793	12,187,523	177,531	1.5%	(24,199)	-0.2%
Fed funds purchased and repurchases	419,802	416,104	375,559	3,698	0.9%	44,243	11.8%
Other borrowings	283,629	431,861	339,417	(148,232)	-34.3%	(55,788)	-16.4%
Subordinated notes	123,831	123,779	123,611	52	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,052,442	13,019,393	13,087,966	33,049	0.3%	(35,524)	-0.3%
Noninterest-bearing deposits	3,194,587	3,171,796	3,221,516	22,791	0.7%	(26,929)	-0.8%
Other liabilities	232,911	214,315	274,563	18,596	8.7%	(41,652)	-15.2%
Total liabilities	16,479,940	16,405,504	16,584,045	74,436	0.5%	(104,105)	-0.6%
Shareholders' equity	2,090,373	2,041,209	1,923,248	49,164	2.4%	167,125	8.7%
Total liabilities and equity	$18,570,313	$18,446,713	$18,507,293	$123,600	0.7%	$63,020	0.3%

(1) During the first quarter of 2025, Trustmark ceased the daily sweep from low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Cash and due from banks	$732,826	$634,402	$805,436	$98,424	15.5%	$(72,610)	-9.0%
Fed funds sold and reverse repurchases	—	—	10,000	—	n/m	(10,000)	n/m
Securities available for sale	1,814,245	1,782,092	1,725,795	32,153	1.8%	88,450	5.1%
Securities held to maturity	1,268,459	1,290,572	1,358,358	(22,113)	-1.7%	(89,899)	-6.6%
Loans held for sale (LHFS)	228,141	219,649	216,454	8,492	3.9%	11,687	5.4%
Loans held for investment (LHFI)	13,548,156	13,464,780	13,100,111	83,376	0.6%	448,045	3.4%
ACL LHFI	(165,242)	(168,237)	(157,929)	2,995	1.8%	(7,313)	-4.6%
Net LHFI	13,382,914	13,296,543	12,942,182	86,371	0.6%	440,732	3.4%
Premises and equipment, net	227,805	228,964	236,151	(1,159)	-0.5%	(8,346)	-3.5%
Mortgage servicing rights	131,676	132,702	125,853	(1,026)	-0.8%	5,823	4.6%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	8,325	8,972	3,920	(647)	-7.2%	4,405	n/m
Operating lease right-of-use assets	33,012	34,016	36,034	(1,004)	-3.0%	(3,022)	-8.4%
Other assets (1)	639,502	653,142	685,584	(13,640)	-2.1%	(46,082)	-6.7%
Total assets	$18,801,510	$18,615,659	$18,480,372	$185,851	1.0%	$321,138	1.7%

Deposits:
Noninterest-bearing	$3,321,132	$3,135,435	$3,142,792	$185,697	5.9%	$178,340	5.7%
Interest-bearing	12,309,842	11,980,426	12,098,143	329,416	2.7%	211,699	1.7%
Total deposits	15,630,974	15,115,861	15,240,935	515,113	3.4%	390,039	2.6%
Fed funds purchased and repurchases	420,000	456,326	365,643	(36,326)	-8.0%	54,357	14.9%
Other borrowings	208,366	558,654	443,458	(350,288)	-62.7%	(235,092)	-53.0%
Subordinated notes	123,867	123,812	123,647	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	26,186	25,891	28,890	295	1.1%	(2,704)	-9.4%
Operating lease liabilities	37,100	38,091	39,689	(991)	-2.6%	(2,589)	-6.5%
Other liabilities	178,893	164,379	196,158	14,514	8.8%	(17,265)	-8.8%
Total liabilities	16,687,242	16,544,870	16,500,276	142,372	0.9%	186,966	1.1%
Common stock	12,528	12,585	12,753	(57)	-0.5%	(225)	-1.8%
Capital surplus	123,435	133,195	163,156	(9,760)	-7.3%	(39,721)	-24.3%
Retained earnings	1,997,685	1,955,498	1,833,232	42,187	2.2%	164,453	9.0%
Accumulated other comprehensive income (loss), net of tax	(19,380)	(30,489)	(29,045)	11,109	36.4%	9,665	33.3%
Total shareholders' equity	2,114,268	2,070,789	1,980,096	43,479	2.1%	134,172	6.8%
Total liabilities and equity	$18,801,510	$18,615,659	$18,480,372	$185,851	1.0%	$321,138	1.7%

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods has been reclassified accordingly.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$214,636	$209,077	$220,433	$5,559	2.7%	$(5,797)	-2.6%
Interest on securities-taxable	26,625	26,269	26,162	356	1.4%	463	1.8%
Interest on securities-tax exempt-FTE	—	—	—	—	n/m	—	n/m
Other interest income	4,233	4,734	8,302	(501)	-10.6%	(4,069)	-49.0%
Total interest income-FTE	245,494	240,080	254,897	5,414	2.3%	(9,403)	-3.7%
Interest on deposits	71,065	68,177	86,043	2,888	4.2%	(14,978)	-17.4%
Interest on fed funds purchased and repurchases	4,626	4,513	4,864	113	2.5%	(238)	-4.9%
Other interest expense	4,585	5,982	5,971	(1,397)	-23.4%	(1,386)	-23.2%
Total interest expense	80,276	78,672	96,878	1,604	2.0%	(16,602)	-17.1%
Net interest income-FTE	165,218	161,408	158,019	3,810	2.4%	7,199	4.6%
Provision for credit losses (PCL), LHFI	1,390	5,346	7,923	(3,956)	-74.0%	(6,533)	-82.5%
PCL, off-balance sheet credit exposures	295	(670)	(1,375)	965	n/m	1,670	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Net interest income after provision-FTE	163,533	156,732	151,471	6,801	4.3%	12,062	8.0%
Service charges on deposit accounts	11,251	10,585	11,272	666	6.3%	(21)	-0.2%
Bank card and other fees	8,318	8,754	7,931	(436)	-5.0%	387	4.9%
Mortgage banking, net	8,182	8,602	6,119	(420)	-4.9%	2,063	33.7%
Wealth management	9,798	9,638	9,288	160	1.7%	510	5.5%
Other, net	2,382	2,311	2,952	71	3.1%	(570)	-19.3%
Securities gains (losses), net	—	—	—	—	n/m	—	n/m
Total noninterest income (loss)	39,931	39,890	37,562	41	0.1%	2,369	6.3%
Salaries and employee benefits	71,508	68,298	66,691	3,210	4.7%	4,817	7.2%
Services and fees	28,777	26,998	25,724	1,779	6.6%	3,053	11.9%
Net occupancy-premises	7,774	7,507	7,398	267	3.6%	376	5.1%
Equipment expense	6,410	6,206	6,141	204	3.3%	269	4.4%
Other expense	16,464	16,105	17,316	359	2.2%	(852)	-4.9%
Total noninterest expense	130,933	125,114	123,270	5,819	4.7%	7,663	6.2%
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	72,531	71,508	65,763	1,023	1.4%	6,768	10.3%
Tax equivalent adjustment	2,777	2,652	3,305	125	4.7%	(528)	-16.0%
Income (loss) from cont. ops before income taxes	69,754	68,856	62,458	898	1.3%	7,296	11.7%
Income taxes from cont. ops	12,967	13,015	11,128	(48)	-0.4%	1,839	16.5%
Income (loss) from cont. ops	56,787	55,841	51,330	946	1.7%	5,457	10.6%
Income from discontinued operations (discont. ops) before income taxes	—	—	—	—	n/m	—	n/m
Income taxes from discont. ops	—	—	—	—	n/m	—	n/m
Income from discont. ops	—	—	—	—	n/m	—	n/m
Net income	$56,787	$55,841	$51,330	$946	1.7%	$5,457	10.6%

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.94	$0.92	$0.84	$0.02	2.2%	$0.10	11.9%
Basic earnings per share from discont. ops	$—	$—	$—	$—	n/m	$—	n/m
Basic earnings per share - total	$0.94	$0.92	$0.84	$0.02	2.2%	$0.10	11.9%

Diluted earnings (loss) per share from cont. ops	$0.94	$0.92	$0.84	$0.02	2.2%	$0.10	11.9%
Diluted earnings per share from discont. ops	$—	$—	$—	$—	n/m	$—	n/m
Diluted earnings per share - total	$0.94	$0.92	$0.84	$0.02	2.2%	$0.10	11.9%

Dividends per share	$0.24	$0.24	$0.23	$—	0.0%	$0.01	4.3%

Weighted average shares outstanding
Basic	60,299,193	60,462,578	61,206,599
Diluted	60,540,158	60,693,515	61,448,410
Period end shares outstanding	60,126,376	60,401,684	61,206,606

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$3,475	$8,422	$25,835	$(4,947)	-58.7%	$(22,360)	-86.5%
Florida	460	437	111	23	5.3%	349	n/m
Mississippi (1)	62,502	54,015	31,536	8,487	15.7%	30,966	98.2%
Tennessee (2)	2,293	2,232	3,180	61	2.7%	(887)	-27.9%
Texas	15,225	15,894	13,163	(669)	-4.2%	2,062	15.7%
Total nonaccrual LHFI	83,955	81,000	73,825	2,955	3.6%	10,130	13.7%
Other real estate
Alabama	656	772	170	(116)	-15.0%	486	n/m
Mississippi (1)	5,843	4,860	1,772	983	20.2%	4,071	n/m
Tennessee (2)	927	1,079	—	(152)	-14.1%	927	n/m
Texas	899	2,261	1,978	(1,362)	-60.2%	(1,079)	-54.6%
Total other real estate	8,325	8,972	3,920	(647)	-7.2%	4,405	n/m
Total nonperforming assets	$92,280	$89,972	$77,745	$2,308	2.6%	$14,535	18.7%

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,853	$3,854	$5,352	$999	25.9%	$(499)	-9.3%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$77,859	$75,564	$63,703	$2,295	3.0%	$14,156	22.2%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	9/30/2025	6/30/2025	9/30/2024	$ Change	% Change	$ Change	% Change
Beginning Balance	$168,237	$167,010	$154,685	$1,227	0.7%	$13,552	8.8%
PCL, LHFI	1,390	5,346	7,923	(3,956)	-74.0%	(6,533)	-82.5%
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	n/m	—	n/m
Charge-offs	(6,775)	(6,380)	(7,142)	(395)	-6.2%	367	5.1%
Recoveries	2,390	2,261	2,463	129	5.7%	(73)	-3.0%
Net (charge-offs) recoveries	(4,385)	(4,119)	(4,679)	(266)	-6.5%	294	6.3%
Ending Balance	$165,242	$168,237	$157,929	$(2,995)	-1.8%	$7,313	4.6%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,069)	$(2,331)	$(3,098)	$(738)	-31.7%	$29	0.9%
Florida	2	151	595	(149)	-98.7%	(593)	-99.7%
Mississippi (1)	(1,520)	(1,647)	(1,881)	127	7.7%	361	19.2%
Tennessee (2)	(182)	(258)	(296)	76	29.5%	114	38.5%
Texas	384	(34)	1	418	n/m	383	n/m
Total net (charge-offs) recoveries	$(4,385)	$(4,119)	$(4,679)	$(266)	-6.5%	$294	6.3%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Securities AFS-taxable	$1,740,647	$1,745,924	$1,726,291	$1,708,226	$1,658,999	$1,737,673	$1,817,036
Securities HTM-taxable	1,279,020	1,303,195	1,325,185	1,346,141	1,368,943	1,302,298	1,402,764
Securities HTM-nontaxable	—	—	—	—	—	—	150
Total securities	3,019,667	3,049,119	3,051,476	3,054,367	3,027,942	3,039,971	3,219,950
Loans (includes loans held for sale)	13,702,038	13,543,505	13,320,276	13,275,762	13,379,658	13,523,338	13,286,538
Other earning assets	389,021	414,733	365,505	422,083	607,928	389,839	590,727
Total earning assets	17,110,726	17,007,357	16,737,257	16,752,212	17,015,528	16,953,148	17,097,215
ACL LHFI	(167,775)	(166,430)	(159,893)	(157,659)	(154,476)	(164,728)	(145,510)
Other assets	1,627,362	1,605,786	1,624,581	1,627,890	1,646,241	1,619,253	1,705,473
Total assets	$18,570,313	$18,446,713	$18,201,945	$18,222,443	$18,507,293	$18,407,673	$18,657,178

Interest-bearing demand deposits (1)	$7,747,480	$7,682,684	$7,789,239	$7,789,318	$7,787,639	$7,739,648	$7,855,012
Savings deposits (1)	976,664	989,689	993,232	983,292	1,006,668	986,468	1,027,481
Time deposits	3,439,180	3,313,420	3,160,134	3,265,358	3,393,216	3,305,267	3,353,766
Total interest-bearing deposits	12,163,324	11,985,793	11,942,605	12,037,968	12,187,523	12,031,383	12,236,259
Fed funds purchased and repurchases	419,802	416,104	405,189	357,798	375,559	413,752	412,679
Other borrowings	283,629	431,861	344,040	218,244	339,417	352,955	445,354
Subordinated notes	123,831	123,779	123,721	123,666	123,611	123,777	123,556
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,052,442	13,019,393	12,877,411	12,799,532	13,087,966	12,983,723	13,279,704
Noninterest-bearing deposits	3,194,587	3,171,796	3,055,333	3,192,358	3,221,516	3,141,082	3,175,371
Other liabilities	232,911	214,315	277,647	257,990	274,563	241,461	425,812
Total liabilities	16,479,940	16,405,504	16,210,391	16,249,880	16,584,045	16,366,266	16,880,887
Shareholders' equity	2,090,373	2,041,209	1,991,554	1,972,563	1,923,248	2,041,407	1,776,291
Total liabilities and equity	$18,570,313	$18,446,713	$18,201,945	$18,222,443	$18,507,293	$18,407,673	$18,657,178

(1) During the first quarter of 2025, Trustmark ceased the daily sweep from low transaction interest-bearing demand deposits to savings deposits. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Cash and due from banks	$732,826	$634,402	$587,362	$567,251	$805,436
Fed funds sold and reverse repurchases	—	—	—	—	10,000
Securities available for sale	1,814,245	1,782,092	1,737,462	1,692,534	1,725,795
Securities held to maturity	1,268,459	1,290,572	1,315,053	1,335,385	1,358,358
LHFS	228,141	219,649	188,689	200,307	216,454
LHFI	13,548,156	13,464,780	13,241,469	13,089,942	13,100,111
ACL LHFI	(165,242)	(168,237)	(167,010)	(160,270)	(157,929)
Net LHFI	13,382,914	13,296,543	13,074,459	12,929,672	12,942,182
Premises and equipment, net	227,805	228,964	231,202	235,410	236,151
Mortgage servicing rights	131,676	132,702	134,395	139,317	125,853
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	8,325	8,972	8,348	5,917	3,920
Operating lease right-of-use assets	33,012	34,016	33,861	34,668	36,034
Other assets (1)	639,502	653,142	650,767	677,356	685,584
Total assets	$18,801,510	$18,615,659	$18,296,203	$18,152,422	$18,480,372

Deposits:
Noninterest-bearing	$3,321,132	$3,135,435	$3,069,929	$3,073,565	$3,142,792
Interest-bearing	12,309,842	11,980,426	12,010,775	12,034,610	12,098,143
Total deposits	15,630,974	15,115,861	15,080,704	15,108,175	15,240,935
Fed funds purchased and repurchases	420,000	456,326	360,080	324,008	365,643
Other borrowings	208,366	558,654	404,815	301,541	443,458
Subordinated notes	123,867	123,812	123,757	123,702	123,647
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	26,186	25,891	26,561	29,392	28,890
Operating lease liabilities	37,100	38,091	37,917	38,698	39,689
Other liabilities	178,893	164,379	179,286	202,723	196,158
Total liabilities	16,687,242	16,544,870	16,274,976	16,190,095	16,500,276
Common stock	12,528	12,585	12,651	12,711	12,753
Capital surplus	123,435	133,195	143,001	157,899	163,156
Retained earnings	1,997,685	1,955,498	1,914,277	1,875,376	1,833,232
Accumulated other comprehensive income (loss), net of tax	(19,380)	(30,489)	(48,702)	(83,659)	(29,045)
Total shareholders' equity	2,114,268	2,070,789	2,021,227	1,962,327	1,980,096
Total liabilities and equity	$18,801,510	$18,615,659	$18,296,203	$18,152,422	$18,480,372

(1) Trustmark reclassified its identifiable intangible assets, net to other assets. The prior periods has been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Interest and fees on LHFS & LHFI-FTE	$214,636	$209,077	$201,929	$211,019	$220,433	$625,642	$646,288
Interest on securities-taxable	26,625	26,269	26,056	26,196	26,162	78,950	59,725
Interest on securities-tax exempt-FTE	—	—	—	—	—	—	5
Other interest income	4,233	4,734	3,846	5,128	8,302	12,813	24,539
Total interest income-FTE	245,494	240,080	231,831	242,343	254,897	717,405	730,557
Interest on deposits	71,065	68,177	67,718	75,941	86,043	206,960	253,440
Interest on fed funds purchased and repurchases	4,626	4,513	4,298	4,036	4,864	13,437	16,118
Other interest expense	4,585	5,982	5,076	3,922	5,971	15,643	22,452
Total interest expense	80,276	78,672	77,092	83,899	96,878	236,040	292,010
Net interest income-FTE	165,218	161,408	154,739	158,444	158,019	481,365	438,547
PCL, LHFI	1,390	5,346	8,125	6,960	7,923	14,861	30,327
PCL, off-balance sheet credit exposures	295	(670)	(2,831)	502	(1,375)	(3,206)	(5,167)
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	—	—	8,633
Net interest income after provision-FTE	163,533	156,732	149,445	150,982	151,471	469,710	404,754
Service charges on deposit accounts	11,251	10,585	10,636	11,228	11,272	32,472	33,154
Bank card and other fees	8,318	8,754	7,664	8,717	7,931	24,736	24,584
Mortgage banking, net	8,182	8,602	8,771	7,388	6,119	25,555	19,238
Wealth management	9,798	9,638	9,543	9,319	9,288	28,979	27,932
Other, net	2,382	2,311	5,970	4,298	2,952	10,663	13,515
Securities gains (losses), net	—	—	—	—	—	—	(182,792)
Total noninterest income (loss)	39,931	39,890	42,584	40,950	37,562	122,405	(64,369)
Salaries and employee benefits	71,508	68,298	68,492	69,223	66,691	208,298	197,016
Services and fees	28,777	26,998	26,247	26,692	25,724	82,022	74,898
Net occupancy-premises	7,774	7,507	7,385	7,195	7,398	22,666	21,933
Equipment expense	6,410	6,206	6,308	6,208	6,141	18,924	18,707
Other expense	16,464	16,105	15,579	15,112	17,316	48,148	48,706
Total noninterest expense	130,933	125,114	124,011	124,430	123,270	380,058	361,260
Income (loss) from continuing operations (cont. ops) before income taxes and tax eq adj	72,531	71,508	68,018	67,502	65,763	212,057	(20,875)
Tax equivalent adjustment	2,777	2,652	2,684	2,596	3,305	8,113	9,974
Income (loss) from cont. ops before income taxes	69,754	68,856	65,334	64,906	62,458	203,944	(30,849)
Income taxes from cont. ops	12,967	13,015	11,701	8,594	11,128	37,683	(19,747)
Income (loss) from cont. ops	56,787	55,841	53,633	56,312	51,330	166,261	(11,102)
Income from discontinued operations (discont. ops) before income taxes	—	—	—	—	—	—	237,152
Income taxes from discont. ops	—	—	—	—	—	—	59,353
Income from discont. ops	—	—	—	—	—	—	177,799
Net income	$56,787	$55,841	$53,633	$56,312	$51,330	$166,261	$166,697

Per share data (1)
Basic earnings (loss) per share from cont. ops	$0.94	$0.92	$0.88	$0.92	$0.84	$2.75	$(0.18)
Basic earnings per share from discont. ops	$—	$—	$—	$—	$—	$—	$2.91
Basic earnings per share - total	$0.94	$0.92	$0.88	$0.92	$0.84	$2.75	$2.72

Diluted earnings (loss) per share from cont. ops	$0.94	$0.92	$0.88	$0.92	$0.84	$2.74	$(0.18)
Diluted earnings per share from discont. ops	$—	$—	$—	$—	$—	$—	$2.90
Diluted earnings per share - total	$0.94	$0.92	$0.88	$0.92	$0.84	$2.74	$2.72

Dividends per share	$0.24	$0.24	$0.24	$0.23	$0.23	$0.72	$0.69

Weighted average shares outstanding
Basic	60,299,193	60,462,578	60,799,984	61,101,954	61,206,599	60,518,751	61,177,388
Diluted	60,540,158	60,693,515	61,049,120	61,367,825	61,448,410	60,747,974	61,393,179
Period end shares outstanding	60,126,376	60,401,684	60,718,411	61,008,023	61,206,606	60,126,376	61,206,606

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Nonaccrual LHFI
Alabama	$3,475	$8,422	$18,633	$18,601	$25,835
Florida	460	437	391	305	111
Mississippi (1)	62,502	54,015	49,107	42,203	31,536
Tennessee (2)	2,293	2,232	2,339	2,431	3,180
Texas	15,225	15,894	16,150	16,569	13,163
Total nonaccrual LHFI	83,955	81,000	86,620	80,109	73,825
Other real estate
Alabama	656	772	271	170	170
Mississippi (1)	5,843	4,860	4,837	2,407	1,772
Tennessee (2)	927	1,079	979	1,079	—
Texas	899	2,261	2,261	2,261	1,978
Total other real estate	8,325	8,972	8,348	5,917	3,920
Total nonperforming assets	$92,280	$89,972	$94,968	$86,026	$77,745

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,853	$3,854	$4,355	$4,092	$5,352

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$77,859	$75,564	$71,720	$71,255	$63,703

	Quarter Ended					Nine Months Ended
ACL LHFI	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Beginning Balance	$168,237	$167,010	$160,270	$157,929	$154,685	$160,270	$139,367
PCL, LHFI	1,390	5,346	8,125	6,960	7,923	14,861	30,327
PCL, LHFI sale of 1-4 family mortgage loans	—	—	—	—	—	—	8,633
Charge-offs, sale of 1-4 family mortgage loans	—	—	—	—	—	—	(8,633)
Charge-offs	(6,775)	(6,380)	(3,701)	(7,730)	(7,142)	(16,856)	(18,586)
Recoveries	2,390	2,261	2,316	3,111	2,463	6,967	6,821
Net (charge-offs) recoveries	(4,385)	(4,119)	(1,385)	(4,619)	(4,679)	(9,889)	(20,398)
Ending Balance	$165,242	$168,237	$167,010	$160,270	$157,929	$165,242	$157,929

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,069)	$(2,331)	$(207)	$(3,608)	$(3,098)	$(5,607)	$(3,380)
Florida	2	151	(17)	8	595	136	876
Mississippi (1)	(1,520)	(1,647)	(755)	(1,319)	(1,881)	(3,922)	(12,482)
Tennessee (2)	(182)	(258)	(301)	(208)	(296)	(741)	(597)
Texas	384	(34)	(105)	508	1	245	(4,815)
Total net (charge-offs) recoveries	$(4,385)	$(4,119)	$(1,385)	$(4,619)	$(4,679)	$(9,889)	$(20,398)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2025
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Return on average equity from continuing operations	10.78%	10.97%	10.92%	11.36%	10.62%	10.89%	-0.83%
Return on average equity from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	9.40%
Return on average equity - total	10.78%	10.97%	10.92%	11.36%	10.62%	10.89%	12.54%

Return on average tangible equity from continuing operations	12.84%	13.13%	13.13%	13.68%	12.86%	13.03%	-1.02%
Return on average tangible equity from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	11.49%
Return on average tangible equity - total	12.84%	13.13%	13.13%	13.68%	12.86%	13.03%	15.79%

Return on average assets from continuing operations	1.21%	1.21%	1.19%	1.23%	1.10%	1.21%	-0.08%
Return on average assets from adjusted continuing operations (1)	n/a	n/a	n/a	n/a	n/a	n/a	0.93%
Return on average assets - total	1.21%	1.21%	1.19%	1.23%	1.10%	1.21%	1.19%

Interest margin - Yield - FTE	5.69%	5.66%	5.62%	5.76%	5.96%	5.66%	5.71%
Interest margin - Cost	1.86%	1.86%	1.87%	1.99%	2.27%	1.86%	2.28%
Net interest margin - FTE	3.83%	3.81%	3.75%	3.76%	3.69%	3.80%	3.43%
Efficiency ratio (2)	61.98%	61.24%	61.77%	61.77%	60.99%	61.67%	63.79%
Full-time equivalent employees	2,539	2,510	2,506	2,500	2,500

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.13%	0.12%	0.04%	0.14%	0.14%	0.10%	0.12%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.04%	0.16%	0.25%	0.21%	0.24%	0.15%	0.30%
Nonaccrual LHFI / (LHFI + LHFS)	0.61%	0.59%	0.64%	0.60%	0.55%
Nonperforming assets / (LHFI + LHFS)	0.67%	0.66%	0.71%	0.65%	0.58%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.67%	0.66%	0.71%	0.65%	0.58%
ACL LHFI / LHFI	1.22%	1.25%	1.26%	1.22%	1.21%
ACL LHFI-commercial / commercial LHFI	1.00%	1.07%	1.11%	1.10%	1.08%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.95%	1.83%	1.76%	1.62%	1.64%
ACL LHFI / nonaccrual LHFI	196.82%	207.70%	192.81%	200.06%	213.92%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	239.69%	272.20%	296.41%	341.20%	497.27%

CAPITAL RATIOS
Total equity / total assets	11.25%	11.12%	11.05%	10.81%	10.71%
Tangible equity / tangible assets	9.64%	9.50%	9.39%	9.13%	9.07%
Tangible equity / risk-weighted assets	11.66%	11.41%	11.23%	10.86%	10.97%
Tier 1 leverage ratio	10.26%	10.15%	10.11%	9.99%	9.65%
Common equity tier 1 capital ratio	11.88%	11.70%	11.63%	11.54%	11.30%
Tier 1 risk-based capital ratio	12.27%	12.09%	12.03%	11.94%	11.70%
Total risk-based capital ratio	14.33%	14.15%	14.10%	13.97%	13.71%

STOCK PERFORMANCE
Market value-Close	$39.60	$36.46	$34.49	$35.37	$31.82
Book value	$35.16	$34.28	$33.29	$32.17	$32.35
Tangible book value	$29.60	$28.74	$27.78	$26.68	$26.88

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financial Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

n/a - not applicable

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024. The gains and losses described below are reflected in the nine months ended September 30, 2024 in the Consolidated Financial Information as well as the relevant tables in the Notes to Consolidated Financials:

•
On May 31, 2024, Trustmark Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the applicable periods presented.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. Trustmark Bank tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, Trustmark Bank received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by Trustmark Bank were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, Trustmark Bank sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$208,269	$215,679	$212,463	$202,669	$202,638
U.S. Government agency obligations	70,535	65,800	49,325	38,807	19,335
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	35,806	34,070	28,108	28,411	25,798
Issued by FNMA and FHLMC	1,126,931	1,109,203	1,090,137	1,070,538	1,105,310
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	372,704	357,340	357,429	352,109	372,714
Total securities available for sale	$1,814,245	$1,782,092	$1,737,462	$1,692,534	$1,725,795

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,421	$30,226	$30,033	$29,842	$29,648
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	14,353	14,750	15,726	16,218	17,773
Issued by FNMA and FHLMC	384,625	398,161	411,454	423,372	436,177
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	103,041	109,697	116,969	123,685	131,348
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	736,019	737,738	740,871	742,268	743,412
Total securities held to maturity	$1,268,459	$1,290,572	$1,315,053	$1,335,385	$1,358,358

At September 30, 2025, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $38.9 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, direct obligations of government agencies and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Loans secured by real estate:
Construction, land development and other land loans	$1,241,827	$1,355,223	$1,321,631	$1,417,148	$1,588,256
Secured by 1-4 family residential properties	3,054,869	3,057,362	2,973,978	2,949,543	2,895,006
Secured by nonfarm, nonresidential properties	3,299,819	3,478,932	3,532,842	3,533,282	3,582,552
Other real estate secured	2,055,712	1,918,341	1,876,459	1,633,830	1,475,798
Commercial and industrial loans	1,903,606	1,832,295	1,765,893	1,840,722	1,767,079
Consumer loans	151,287	149,395	154,623	151,443	149,436
State and other political subdivision loans	1,028,396	961,251	974,300	969,836	996,002
Other loans and leases	812,640	711,981	641,743	594,138	645,982
LHFI	13,548,156	13,464,780	13,241,469	13,089,942	13,100,111
ACL LHFI	(165,242)	(168,237)	(167,010)	(160,270)	(157,929)
Net LHFI	$13,382,914	$13,296,543	$13,074,459	$12,929,672	$12,942,182

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	September 30, 2025
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,241,827	$467,996	$33,374	$176,412	$267,580	$43,797	$252,668
Secured by 1-4 family residential properties	3,054,869	161,973	63,336	—	2,694,293	91,077	44,190
Secured by nonfarm, nonresidential properties	3,299,819	829,676	170,171	60,878	1,508,949	127,852	602,293
Other real estate secured	2,055,712	907,895	1,652	171,482	617,269	5,388	352,026
Commercial and industrial loans	1,903,606	457,368	18,234	327,697	699,709	131,245	269,353
Consumer loans	151,287	21,926	7,161	—	90,165	14,749	17,286
State and other political subdivision loans	1,028,396	48,096	65,965	9,135	785,311	24,232	95,657
Other loans and leases	812,640	24,849	3,559	403,541	270,581	64,151	45,959
Loans	$13,548,156	$2,919,779	$363,452	$1,149,145	$6,933,857	$502,491	$1,679,432

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$65,262	24,678	$7,167	$—	$14,822	$1,937	$16,658
Development	96,504	44,542	264	—	17,716	13,177	20,805
Unimproved land	92,054	17,593	6,647	—	31,100	9,007	27,707
1-4 family construction	309,681	162,118	8,710	15,666	66,320	19,338	37,529
Other construction	678,326	219,065	10,586	160,746	137,622	338	149,969
Construction, land development and other land loans	$1,241,827	$467,996	$33,374	$176,412	$267,580	$43,797	$252,668

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2025
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$262,194	$89,046	$13,612	$—	$74,590	$19,438	$65,508
Office	228,449	81,832	17,712	—	88,232	2,753	37,920
Hotel/motel	251,904	124,303	36,998	—	68,057	22,546	—
Mini-storage	166,633	38,708	1,347	39,316	86,224	581	457
Industrial	464,272	88,495	16,616	21,562	208,035	2,463	127,101
Health care	147,697	122,393	660	—	22,284	316	2,044
Convenience stores	20,326	2,076	379	—	11,758	172	5,941
Nursing homes/senior living	282,668	42,880	—	—	144,164	3,638	91,986
Other	93,765	25,378	7,491	—	44,736	7,117	9,043
Total non-owner occupied loans	1,917,908	615,111	94,815	60,878	748,080	59,024	340,000

Owner-occupied:
Office	146,481	47,026	30,979	—	42,355	7,839	18,282
Churches	47,981	10,425	4,016	—	25,940	2,783	4,817
Industrial warehouses	216,119	14,724	7,098	—	65,780	10,885	117,632
Health care	120,961	10,911	8,877	—	91,786	2,135	7,252
Convenience stores	111,386	7,945	2,022	—	57,987	—	43,432
Retail	75,275	7,541	13,021	—	41,246	6,686	6,781
Restaurants	64,616	2,567	2,301	—	29,317	24,266	6,165
Auto dealerships	37,196	3,143	152	—	19,918	13,983	—
Nursing homes/senior living	452,696	93,829	—	—	333,028	—	25,839
Other	109,200	16,454	6,890	—	53,512	251	32,093
Total owner-occupied loans	1,381,911	214,565	75,356	—	760,869	68,828	262,293
Loans secured by nonfarm, nonresidential properties	$3,299,819	$829,676	$170,171	$60,878	$1,508,949	$127,852	$602,293

Note 4 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the costs of interest-bearing liabilities on a tax equivalent basis. The cost of total deposits includes both interest-bearing deposits and noninterest-bearing deposits. The net interest margin, which equals reported net interest income-FTE, annualized, as a percent of average earning assets, is also presented in the table below.

	Quarter Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Securities – taxable	3.50%	3.46%	3.46%	3.41%	3.44%	3.47%	2.48%
Securities – nontaxable	—	—	—	—	—	—	4.45%
Securities – total	3.50%	3.46%	3.46%	3.41%	3.44%	3.47%	2.48%
LHFI & LHFS	6.21%	6.19%	6.15%	6.32%	6.55%	6.19%	6.50%
Other earning assets	4.32%	4.58%	4.27%	4.83%	5.43%	4.39%	5.55%
Total earning assets	5.69%	5.66%	5.62%	5.76%	5.96%	5.66%	5.71%

Interest-bearing deposits	2.32%	2.28%	2.30%	2.51%	2.81%	2.30%	2.77%
Fed funds purchased & repurchases	4.37%	4.35%	4.30%	4.49%	5.15%	4.34%	5.22%
Other borrowings	3.88%	3.89%	3.89%	3.86%	4.53%	3.88%	4.75%
Total interest-bearing liabilities	2.44%	2.42%	2.43%	2.61%	2.94%	2.43%	2.94%

Total Deposits	1.84%	1.80%	1.83%	1.98%	2.22%	1.82%	2.20%

Net interest margin	3.83%	3.81%	3.75%	3.76%	3.69%	3.80%	3.43%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities (continued)

The net interest margin increased two basis points when compared to the second quarter of 2025, totaling 3.83% for the third quarter of 2025, primarily due to increases in the yields for the loans held for investment and held for sale and the securities portfolios partially offset by the increase in the cost of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $858 thousand during the third quarter of 2025.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Mortgage servicing income, net	$7,251	$7,142	$7,161	$7,161	$7,127	$21,554	$21,054
Change in fair value-MSR from runoff	(3,441)	(3,596)	(2,062)	(3,118)	(3,154)	(9,099)	(8,527)
Gain on sales of loans, net	5,230	5,597	4,253	4,470	4,648	15,080	14,808
Mortgage banking income before hedge ineffectiveness	9,040	9,143	9,352	8,513	8,621	27,535	27,335
Change in fair value-MSR from market changes	(1,521)	(1,946)	(5,928)	12,710	(10,406)	(9,395)	(6,909)
Change in fair value of derivatives	663	1,405	5,347	(13,835)	7,904	7,415	(1,188)
Net positive (negative) hedge ineffectiveness	(858)	(541)	(581)	(1,125)	(2,502)	(1,980)	(8,097)
Mortgage banking, net	$8,182	$8,602	$8,771	$7,388	$6,119	$25,555	$19,238

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Partnership amortization for tax credit purposes	$(2,385)	$(2,137)	$(2,124)	$(1,992)	$(1,977)	$(6,646)	$(5,635)
Increase in life insurance cash surrender value	1,945	1,911	1,867	1,891	1,883	5,723	5,587
Loss on sale of 1-4 family mortgage loans	—	—	—	—	—	—	(4,798)
Visa C shares fair value adjustment	—	—	—	—	—	—	8,056
Other miscellaneous income	2,822	2,537	6,227	4,399	3,046	11,586	10,305
Total other, net	$2,382	$2,311	$5,970	$4,298	$2,952	$10,663	$13,515

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
Loan expense	$3,287	$3,377	$2,792	$2,921	$2,824	$9,456	$8,659
Amortization of intangibles	31	32	31	27	28	94	83
FDIC assessment expense	3,935	4,064	4,160	4,815	5,071	12,159	14,396
Other real estate expense, net	1,932	159	452	(286)	2,452	2,543	3,450
Other miscellaneous expense	7,279	8,473	8,144	7,635	6,941	23,896	22,118
Total other expense	$16,464	$16,105	$15,579	$15,112	$17,316	$48,148	$48,706

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$2,090,373	$2,041,209	$1,991,554	$1,972,563	$1,923,248	$2,041,407	$1,776,291
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(49)	(80)	(113)	(141)	(168)	(80)	(196)
Total average tangible equity		$1,755,719	$1,706,524	$1,656,836	$1,637,817	$1,588,475	$1,706,722	$1,441,490

PERIOD END BALANCES
Total shareholders' equity		$2,114,268	$2,070,789	$2,021,227	$1,962,327	$1,980,096
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(32)	(63)	(95)	(126)	(153)
Total tangible equity	(a)	$1,779,631	$1,736,121	$1,686,527	$1,627,596	$1,645,338

TANGIBLE ASSETS
Total assets		$18,801,510	$18,615,659	$18,296,203	$18,152,422	$18,480,372
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(32)	(63)	(95)	(126)	(153)
Total tangible assets	(b)	$18,466,873	$18,280,991	$17,961,503	$17,817,691	$18,145,614
Risk-weighted assets	(c)	$15,262,807	$15,215,021	$15,024,476	$14,990,258	$15,004,024

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$56,787	$55,841	$53,633	$56,312	$51,330	$166,261	$(11,102)
Plus: Intangible amortization net of tax from continuing operations		24	24	24	20	21	72	61
Net income (loss) adjusted for intangible amortization		$56,811	$55,865	$53,657	$56,332	$51,351	$166,333	$(11,041)
Period end common shares outstanding	(d)	60,126,376	60,401,684	60,718,411	61,008,023	61,206,606

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		12.84%	13.13%	13.13%	13.68%	12.86%	13.03%	-1.02%
Tangible equity/tangible assets	(a)/(b)	9.64%	9.50%	9.39%	9.13%	9.07%
Tangible equity/risk-weighted assets	(a)/(c)	11.66%	11.41%	11.23%	10.86%	10.97%
Tangible book value	(a)/(d)*1,000	$29.60	$28.74	$27.78	$26.68	$26.88

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,114,268	$2,070,789	$2,021,227	$1,962,327	$1,980,096
CECL transition adjustment		—	—	—	6,500	6,500
AOCI-related adjustments		19,380	30,489	48,702	83,659	29,045
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,754)	(320,755)	(320,756)	(320,756)	(320,757)
Other adjustments and deductions for CET1 (2)		(111)	(955)	(2,175)	(2,058)	(115)
CET1 capital	(e)	1,812,783	1,779,568	1,746,998	1,729,672	1,694,769
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,872,783	$1,839,568	$1,806,998	$1,789,672	$1,754,769

Common equity tier 1 capital ratio	(e)/(c)	11.88%	11.70%	11.63%	11.54%	11.30%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Nine Months Ended
		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024

Net interest income (GAAP)	(a)	$162,441	$158,756	$152,055	$155,848	$154,714	$473,252	$428,573

Noninterest income (loss) (GAAP)		39,931	39,890	42,584	40,950	37,562	122,405	(64,369)
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	—	—	—	—	—	4,798
Visa C shares fair value adjustment (incl in Other, net)		—	—	—	—	—	—	(8,056)
Securities (gains) losses, net		—	—	—	—	—	—	182,792
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$39,931	$39,890	$42,584	$40,950	$37,562	$122,405	$115,165

Adjusted pre-provision revenue	(a)+(b)=(c)	$202,372	$198,646	$194,639	$196,798	$192,276	$595,657	$543,738
Noninterest expense (GAAP)	(d)	130,933	125,114	124,011	124,430	123,270	380,058	361,260
PPNR (Non-GAAP)	(c)-(d)	$71,439	$73,532	$70,628	$72,368	$69,006	$215,599	$182,478

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024

Net income (loss) (GAAP) from continuing operations	$56,787	$55,841	$53,633	$56,312	$51,330	$166,261	$(11,102)

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	—	—	—	—	—	6,475
Loss on sale of 1-4 family mortgage loans	—	—	—	—	—	—	3,598
Visa C shares fair value adjustment	—	—	—	—	—	—	(6,042)
Securities gains (losses), net	—	—	—	—	—	—	137,094
Net income adjusted for significant non-routine transactions (Non-GAAP)	$56,787	$55,841	$53,633	$56,312	$51,330	$166,261	$130,023

Diluted EPS from adjusted continuing operations	$0.94	$0.92	$0.88	$0.92	$0.84	$2.74	$2.12

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	10.78%	10.97%	10.92%	11.36%	10.62%	10.89%	-0.83%
Return on average tangible equity from continuing operations	12.84%	13.13%	13.13%	13.68%	12.86%	13.03%	-1.02%
Return on average assets from continuing operations	1.21%	1.21%	1.19%	1.23%	1.10%	1.21%	-0.08%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	9.40%
Return on average tangible equity from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	11.49%
Return on average assets from adjusted continuing operations	n/a	n/a	n/a	n/a	n/a	n/a	0.93%

n/a - not applicable

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2025
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024	9/30/2025	9/30/2024

	Total noninterest expense (GAAP)		$130,933	$125,114	$124,011	$124,430	$123,270	$380,058	$361,260
Less:	Other real estate expense, net		(1,932)	(159)	(452)	286	(2,452)	(2,543)	(3,450)
	Amortization of intangibles		(31)	(32)	(31)	(27)	(28)	(94)	(83)
	Charitable contributions resulting in state tax credits		(334)	(334)	(334)	(300)	(300)	(1,002)	(900)
	Adjusted noninterest expense (Non-GAAP)	(a)	$128,636	$124,589	$123,194	$124,389	$120,490	$376,419	$356,827

	Net interest income (GAAP)		$162,441	$158,756	$152,055	$155,848	$154,714	$473,252	$428,573
Add:	Tax equivalent adjustment		2,777	2,652	2,684	2,596	3,305	8,113	9,974
	Net interest income-FTE (Non-GAAP)	(b)	$165,218	$161,408	$154,739	$158,444	$158,019	$481,365	$438,547

	Noninterest income (loss) (GAAP)		$39,931	$39,890	$42,584	$40,950	$37,562	$122,405	$(64,369)
Add:	Partnership amortization for tax credit purposes		2,385	2,137	2,124	1,992	1,977	6,646	5,635
	Loss on sale of 1-4 family mortgage loans		—	—	—	—	—	—	4,798
	Securities (gains) losses, net		—	—	—	—	—	—	182,792
Less:	Visa C shares fair value adjustment		—	—	—	—	—	—	(8,056)
	Adjusted noninterest income (Non-GAAP)	(c)	$42,316	$42,027	$44,708	$42,942	$39,539	$129,051	$120,800

	Adjusted revenue (Non-GAAP)	(b)+(c)	$207,534	$203,435	$199,447	$201,386	$197,558	$610,416	$559,347

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	61.98%	61.24%	61.77%	61.77%	60.99%	61.67%	63.79%